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                                                                   EXHIBIT 10.15


                     MODIFICATION AND RESTATEMENT OF LEASE

      THIS AGREEMENT made as of this 1 day of February 1999, 1999, by and between VINCENZO VERNA TRUSTEE d/b/a HARVEST ASSOCIATES with a mailing address at P.O. Box 176, Wallingford, Connecticut, hereinafter called "Landlord", and CD UNIVERSE, INC., of 101 North Plains Industrial Road, Building 5 Harvest Park, Wallingford, Connecticut, hereinafter called "Tenant".

                             W I T N E S S E T H :

      WHEREAS, Landlord and Tenant had entered into a Lease for the use or occupancy of premises containing 12,500 sq feet in Building Five Harvest Park, 101 North Plains Industrial Road, Wallingford, Connecticut; and

      WHEREAS, Tenant is desirous of occupying additional space in said Building 5 (for a total of 19,500 sq. ft.);

      WHEREAS, Landlord is desirous of leasing said additional space in said Building 5 provided Landlord is compensated for the cost of fitting up said space; and

      WHEREAS, the parties are desirous of amending and reforming the aforementioned lease between Landlord and Tenant to reflect the additional space and how the cost of fitting up shall be paid.

      NOW THEREFORE, in consideration of One ($1.00) Dollar and other valuable consideration, and the mutual benefits to the parties hereto, the undersigned hereby covenant and agree as follows:

                                   ARTICLE I

                                    Premises

      1.1 Landlord, in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid and performed, hereby demises and lets to the Tenant those certain premises more particularly described as 19,500 square feet in Building Five of HARVEST PARK located at 101 North Plains Industrial Road, Wallingford, hereinafter referred to as "premises" or "demised premises".

      1.2 Tenant shall have parking privileges for its employees, associates and customers in common with other tenants.

                                   ARTICLE II

                                      Term

      Section 2.1 The commencement date of this lease shall be February 1, 1999.

      The term of this lease shall be for a term of three (3) years and one (1) month commencing on February 1, 1999 and terminating on March 1, 2002.

      Section 2.2 Tenant shall have an option to extend the term of this lease for two extension periods ("Extension Period") commencing upon the day after the expiration date of the original term. The first extension period shall be for two (2) years and the second extension period shall be for three (3) lease years. Tenant shall be deemed to have exercised its option to extend the period of this Lease unless Tenant gives notice of its intent not to extend the lease to the Landlord. Said notice must be given on or before the date which is six
(6) months prior to the
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commencement of the extension period.

      Such extension period shall be upon the same terms and conditions as are in effect hereunder immediately preceding the commencement of such extension period except for rental payments as otherwise provided in this lease.

                                  ARTICLE III

                         Base Rent and Additional Rent

      Section 3.1 Tenant agrees to pay to Landlord, at such place or places as Landlord may, by notice to Tenant from time to time direct, rent at the following rates and times:

      A. The base rent for the first three years and one and one-half months of the demised term shall be $6.00 per square foot per annum or $117,000 per year or $9,750 per month;

      In addition to the foregoing, Tenant agrees to pay $40,000.00 towards the cost of fitting up the additional space. Landlord shall bill Tenant for said fitup expenses in 2 phases. Phase One shall be in the amount of $20,000 and shall be due and payable on February 1, 1999. Phase Two shall be in the amount of $20,000 and shall be due and payable on February 15, 1999. All bills shall be paid no later than ten (10) days after billing date.

      In the event that Tenant does not exercise its right to extend this lease for the first Option Period, Tenant agrees to pay the Landlord an additional $20,000.00 by December 31, 2001.

      B. First Option Period - Rent shall be $6.00 per square foot or $117,000 per year or $9,750 per month;

      C. Second Option Period - Rent shall be negotiated by the parties at the time Tenant exercises its right to renew this lease.

      Section 3.2 The said rent is to be payable in advance on the first day of each calendar month. If rent is not received by the tenth (10th) day of the calendar month, a monthly charge of one and one half (1.5%) percent of the monthly payment will be assessed commencing with the first day of the calendar month.

      Section 3.3 Tenant shall pay to the Landlord a security deposit in the amount of NO ($0.00) DOLLARS.

                                   ARTICLE IV

                            Repairs and Alterations

      Section 4.1 Landlord shall maintain and make all necessary repairs and replacements to the foundation, floor, exterior walls, marquees, structural columns and structural beams, roof, driveways and parking areas of the building and the premises. Landlord shall maintain all landscaping. Tenant shall make all necessary repairs to the heating, air conditioning, electrical, plumbing and drainage systems (collectively "Systems"). Landlord shall pay for the replacement in whole or in part of any of the systems necessitated by normal wear and tear except that if any repair or replacement is the result of the Tenant's negligence, misuse or conditions caused by any manufacturing process or related activity performed by Tenant, same shall be paid for by the Tenant.

      Section 4.2 Tenant may make any interior, nonstructural installations, alterations, additions, or improvements to or within the demised premises. No changes or alterations may be made without the consent of the Landlord, which consent not to be unreasonably withheld. Said Tenant improvements shall be made in a first class manner. All such Tenant improvements made to or within the demised premises (except, movable trade fixtures and all equipment of any kind and nature used in tenant's operations, installed in the premises prior to or during the term of this lease
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at the cost of Tenant or any other person claiming under Tenant), upon expiration or other termination of the term of this lease shall be surrendered with the premises as a part thereof without disturbance, molestation or injury. Said movable trade fixtures shall not be deemed part of the premises and may be removed by Tenant at any time or times during the term of this lease, provided that upon any such removal, Tenant shall restore the premises to their condition prior to such installation.

      Section 4.3 Tenant will procure all necessary permits before making any repairs, removals or Tenant improvements. Landlord will cooperate with Tenant in obtaining such permits. All repairs, removals and Tenant improvements done by Tenant or anyone claiming under Tenant, shall be done in good and workmanlike manner and shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction; and the structure of the premises will not be endangered or impaired and Tenant will repair any and all damage caused by or resulting from any such repairs, removals or Tenant improvements, including, but without limitation, the filling of holes. Tenant agrees to pay, promptly when due, all charges for labor and materials in connection with any work done by Tenant upon the premises so that the premises shall at all times be free of liens. Tenant agrees to save Landlord harmless from and indemnify Landlord against any and all claims for injury, loss or damage to persons or property caused by or resulting from the doing of any such work, and Tenant shall carry all necessary builder's risk, liability and worker's compensation insurance required to be carried during the course of any construction hereunder.

      Section 4.4 No sign shall be placed on the exterior of the demised premises without the express consent of the Landlord, and further, such sign shall conform to all applicable rules and regulations issued by the Town of Wallingford. It is agreed by the parties that an exterior sign on all of the premises owned by the Landlord shall be substantially similar in shape, size, color and content.

                                   ARTICLE V

                               Tenant's Covenants

      Tenant covenants and agrees as follows:

      Section 5.1 To pay when due the said base rent, additional rent, and any and all other charges required to be paid by Tenant hereunder at the times and in the manner provided in this lease.

      Section 5.2 To use the premises for office space.

      No business activity shall be conducted outside of the building.

      Section 5.3 To procure any licenses and permits required for any use made of the premises by Tenant; and upon the expiration or termination of this lease, to remove its good and effects and those of all persons claiming under it and to yield up peaceably to Landlord the premises in good order, repair, and condition in all respects, damage by fire, taking, casualty, structural and other defects required to be repaired by Landlord and reasonable wear and tear excepted.

      Section 5.4 The Tenant shall promptly comply with all laws, ordinance, and lawful orders and regulations affecting the premises (other than condemnation) and the cleanliness, safety, occupation, and use of the same, and shall also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters, Rating Bureaus, and Fire Insurance Companies, organizations and associations for the prevention of fires, at the Tenant's own cost and expense. Landlord warrants that the premises shall conform to all the foregoing laws, ordinances, orders and
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regulations upon the delivery of possession. The Tenant shall not permit or commit any waste.

      Section 5.5 That it will not use, or permit to be used, the premises for any illegal or unlawful purpose.

      Section 5.6 To pay for the cost of all heat, water and electricity, utilities, materials and services which may be furnished to it or used by it in or about the premises.

      Section 5.7 To maintain, repair, replace and generally keep in first class working order and condition all of the nonstructural components of the premises, except those items which are the responsibility of the Landlord at its own cost and expense.

      Section 5.8 The Tenant agrees not to use the exterior of the premises for storage of materials, unless authorized by Landlord in a designated area.

      Section 5.9 Tenant shall not accumulate or store any materials deemed hazardous, injurious or a pollutant by the Department of Environmental Protection. All said hazardous waste shall be disposed of in such a manner that it conforms with federal and state law. Tenant agrees to hold Landlord harmless for any claim arising from a violation of this Section or a violation of any applicable federal, state or local regulation related to hazardous materials.

                                   ARTICLE VI

                              Landlord's Covenants

      Section 6.1 Landlord covenants and agrees as follows: That Tenant, upon payment of the rent above reserved, and upon the due performance of the covenants and agreements herein contained, shall and may at all times peaceably and quietly have, hold and enjoy the premises for the term of this lease without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord.

      Section 6.2 To perform all obligations of Landlord in regard to all construction, maintenance and repair of the premises at the time and in the manner provided in this lease; and to perform all other obligations required to be performed by Landlord as elsewhere provided in this lease, provided however, the named Landlord shall be responsible as above set forth only for the period of time it owned the premises, provided that any successor Landlord specifically assumes all obligations of the Landlord hereunder.

                                  ARTICLE VII

                         Indemnity and Public Liability

      The Tenant from and after the commencement date will hold the Landlord harmless against any and all claims, suits, damages or causes of action for damages and against any orders of decrees or judgments which will be entered herein, brought from damages or alleged damages resulting from any injury to persons and/or property or loss of life sustained in and about the premises resulting from the Tenant's negligence or that of its agents, servants and business invitees; and the Tenant shall, during the term hereof, maintain general liability policies insuring the Tenant, and shall present to the Landlord, prior to taking occupancy, a liability policy on the premises, naming the landlord as an additional assured. Such policies shall be issued by insurance companies authorized and licensed to issue such policies in the State of Connecticut and shall provide for notice to Landlord prior to cancellation. Such liability policy or policies shall initially afford protection to limits of not less than $1,000,000.00 in respect to bodily injury and to the limit of $500,000.00 property damage, which limits shall be reviewed from time to time, but not more than annually, and adjusted to the
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standard amounts normally carried by similar operations. Upon failure, at any time, on the part of the Tenant to pay the premiums for the insurance required herein, the Landlord shall be at liberty, from time to time, as often as such failure shall occur, to pay the premiums therefore, and any and all sums so paid shall be and become and are hereby declared to be rent under this lease due and payable on the next rent day.

      Tenant agrees that it will, at its own cost and expense, keep its own fixtures, merchandise and equipment adequately insured during the term hereof against loss or damage.

                                  ARTICLE VIII

                     Eminent Domain, Fire or Other Casualty

      Section 8.1 In the event that the whole of the premises shall be taken under the power of eminent domain then this lease will terminate.

      Section 8.2 In the event that the premises or any substantial part thereof shall be destroyed or damaged by fire or unavoidable casualty so as to render the premises wholly untenable or unfit for occupancy, or should the demised premises be so badly injured that same cannot be repaired within ninety days from the happening of such injury, then in such case, the term created shall, at the option of the Landlord, cease and become null and void from the date of said damage or destruction, and the Tenant shall immediately surrender said premises and all of the Tenant's interest therein to the Landlord, and shall pay rent only to the time of surrender, in which event the Landlord may re-enter and re-possess the premises thus discharged from this lease and remove all parties therefrom. Should the demised premises by rendered untenable and unfit for occupancy, but yet repairable within ninety days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the premises shall be so slightly injured as not to be rendered untenable and unfit for occupancy, then the Landlord agrees to repair same with reasonable promptness and in that case the rent accrued and accruing shall not cease. The Tenant shall immediately notify Landlord in case of fire or other damage to the premises.

                                   ARTICLE IX

                                   Assignment

      The Tenant may transfer, sell, assign, sublet or otherwise convey its interest in the premises with the written consent of Landlord, which consent will not be unreasonably withheld, provided nothing herein shall operate to relieve Tenant from any liability hereunder in the event of said transfer, sale, assignment or subletting.

                                   ARTICLE X

                            End of Term/Holding Over

      Section 10.1 At the expiration of this lease, the Tenant shall surrender the premises in good order, repair and condition in all respects, reasonable wear and tear, damage by fire, taking, casualty, structural and other defects required to be repaired by Landlord excepted, and shall deliver all keys to Landlord. Before surrendering said premises, Tenant shall remove all its personal property including all trade fixtures and equipment, and shall repair any damage caused thereby. Tenant's obligations to perform this provision shall survive the end of this lease. If Tenant fails to remove its property upon the expiration of this lease, the
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said property shall be deemed abandoned and shall become the property of the
Landlord. Landlord may at said time remove said abandoned property and charge Tenant for said removal.

      Section 10.2 Any holding over after the expiration of the term of this lease shall be construed to be a tenancy at will and shall otherwise be on the terms herein specified.

                                   ARTICLE XI

                                    Default

      Section 11.1 A. If Tenant shall default in the payment of rent herein or any item of rent herein mentioned or any part thereof, and such default shall continue for more than ten (10) days after the day that such payment is past due; or

      B. If Tenant shall default in the observance of any of the other terms, covenants and conditions of this lease and such default shall continue for more than thirty (30) days after notice given to Tenant by Landlord specifying such default; provided, however, that the Landlord shall waive such thirty day requirement so long as the Tenant is making a diligent effort to remedy same and such default is not of the kind or nature which can be reasonably remedied in such thirty (30) days period; or

      C. If Tenant shall make any assignment for the benefit of creditors or file a voluntary petition in bankruptcy or be by any court adjudicated a bankrupt or take the benefit of any insolvency act or be dissolved pursuant thereof, voluntarily or involuntarily, or if a receiver or trustee of Tenant and/or its property shall be appointed in any proceedings other than bankruptcy proceedings and such appointment, petition for an arrangement or reorganization, if made in proceedings instituted by Tenant shall not be vacated within thirty
(30) days after it has been made, or if made in proceedings instituted by Tenant shall not be vacated within one hundred twenty (120) days after it has been made (provided further that during said respective period of thirty and one hundred twenty days, all the covenants of this lease to be performed by Tenant, including payment of rent, shall continue to be performed): then, upon the happening of any one or more of the defaults or events above mentioned in this
Section 11.1 the Landlord may, at its option, on ten (10) days notice in writing, terminate this lease, and this lease and the term hereof shall automatically cease and determine at the expiration of said ten day period, and it shall be lawful for the Landlord at his option to enter the premises or any part thereof, and to have, hold and repossess said premises and to remove all persons therefrom by summary proceedings or by other action or proceedings, or by force or otherwise, any notice required by the laws of the State of Connecticut being hereby waived.

      D. The failure of Tenant to observe any term, covenant, or condition of the lease other than the payment of rent shall not be deemed a default within the meaning of this Section 11.1 so long as Tenant, after receiving any notice as specified herein, proceeds to cure the default as soon as reasonably possible and continues to take all steps necessary to complete the curing of such default within a period of time which, under all prevailing circumstances, shall be reasonable.

            Section 12.1 In the event any action is brought under the provisions of this Article, the Landlord shall be entitled to reasonable attorneys' fees and costs provided he shall prevail.

                                  ARTICLE XII

                            Miscellaneous Provisions

      Section 11.2 Tenant agrees at the request of Landlord to
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subordinate this lease to any mortgage placed upon the premises by Landlord, provided that the mortgagee thereof will agree to recognize all the rights of the Tenant under this lease in the event of acquisition of title by such mortgagee through foreclosure proceedings or otherwise, specifically including the right of Tenant to purchase the premises in accordance with the terms hereof, and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be expressly binding upon the successors and assigns of Tenant and of the mortgagee and upon anyone purchasing said premises at any foreclosure sale. Tenant and Landlord agree to execute and deliver appropriate instruments necessary to effect the provision of this Section.

      Section 12.2 Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, expressed or implied, of any breach or any provision of this lease shall be deemed a waiver of a breach of any other provisions of this lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of such action, such consent or approval on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate, and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by said party or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

      Section 12.3 All notices required to be sent to the Landlord shall be mailed at its address noted above, or hand delivered, or to such other addresses or entity as Landlord shall notify Tenant. All notice required to be sent to the Tenant shall be mailed at its address noted above, or to such other address or entity as Tenant shall notify Landlord.

      Section 12.4 If any term or provision of this lease or application hereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to the persons or circumstances other than those as to which it is held invalid, or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

      Section l2.5 The captions in this lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of this lease.

      Section 12.6 Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this lease agreement committed by the other.

      Section 12.7 All the covenants, agreements, terms, conditions, provisions and undertakings in this lease contained, shall extend to and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

      Section 12.8 This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect. This lease shall not be modified in any way except by a writing executed by both parties.
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      Section 12.9 This lease shall be governed exclusively by the provisions hereof and by the laws of the State of Connecticut, as the same may, from time to time, exist.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Signed, Sealed and Delivered
in the presence of:

                                        /s/ Vincenzo Verna
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                                        VINCENZO VERNA, TRUSTEE
                                        d/b/a HARVEST ASSOCIATES

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                                        CD UNIVERSE, INC.

                                        BY: /s/ [ILLEGIBLE]
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                                        Its President duly authorized

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